THE ALLIANCEBERNSTEIN PORTFOLIOS
ALLIANCEBERNSTEIN TAX-MANAGED WEALTH APPRECIATION STRATEGY

FORMER POLICIES				CURRENT POLICIES

Investment Objective:
Fundamental:				Non-fundamental:
The Strategy seeks			The Strategy seeks
long-term growth of capital.		long-term growth of capital.


Fundamental Investment Policies:	The Strategy may not make
The Strategy may not make		loans except through (i) the
loans except through (a) the		purchase of debt obligations
purchase of debt obligations		in accordance with its
in accordance with its			investment objectives and
investment objective and		policies; (ii) the lending
policies; (b) the lending of		of portfolio securities;
portfolio securities; or (c) the	(iii) the use of repurchase
use of repurchase agreements.		agreements; or (iv) the
					making of loans to affiliated
					funds as permitted under the
					1940 Act, the rules and
					regulations thereunder (as
					such statutes, rule or
					regulations may be amended from
					time to time), or by guidance
					regarding, and interpretations
					of, or exemptive orders under,
					the 1940 Act.

The Strategy may not borrow		The Strategy may not issue
money or issue senior			any senior security (as
securities except to the		that term is defined in
extent permitted by the			the 1940 Act) or borrow
1940 Act.				money, except to the
					extent permitted by the 1940
					Act or the rules and regulations
					thereunder (as such statute,
					rules or regulations may be
					amended from time to time) or
					by guidance regarding, or
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.

					For the purposes of this
					restriction, margin and
					collateral arrangements,
					including, for example, with
					respect to permitted borrowings,
					options, futures contracts,
					options on futures contracts
					and other derivatives such as
					swaps are not deemed to
					involve the issuance of a
					senior security.

The Strategy may not pledge,		Prohibition eliminated.
hypothecate, mortgage or
otherwise encumber its
assets, except to secure
permitted borrowings.

The Strategy may not invest		Prohibition eliminated.
in companies for the purpose
of exercising control.

The Strategy may not purchase		The Strategy may not purchase
or sell real estate, except		or sell real estate except
that it may purchase and sell		that it may dispose of
securities of companies which		real estate acquired as a
deal in real estate or			result of the ownership
interests therein and			of securities or other
securities that are secured		instruments.  This restriction
by real estate, provided such		does not prohibit the
securities are securities of		Strategy from investing in
the type in which the			securities or other instruments
Strategy may invest.			backed by real estate or
					in securities of companies
					engaged in the real estate business.

The Strategy may not purchase		The Strategy may not purchase or
or sell commodities or			sell commodities regulated by
commodity contracts, including		the Commodity Futures Trading
futures contracts (except		Commission under the Commodity
foreign currencies, futures		Exchange Act or commodities
on securities, currencies		contracts except for futures
and securities indices and		contracts and options on
forward contracts or contracts		futures contracts.
for the future acquisition or
delivery of securities and
foreign currencies and other
similar contracts and options
on the foregoing).

Related non-fundamental policies:	Related non-fundamental policies:

If the Strategy enters into		Restriction eliminated.
futures contracts, options on
futures contracts and options
on foreign currencies traded on
a CFTC-regulated exchange that
are not for bona fide hedging
purposes, the aggregate
initial margin and premiums
required to establish these
positions (excluding the amount
by which options are in-the-money
at the time of purchase) will
not exceed 5% of the market
value of the Strategys
total assets.

The Strategy will not enter into	Restriction eliminated.
a futures contract if,
immediately thereafter,
the value of the securities
and other obligations underlying
the futures contracts would
exceed 50% of the Strategys
total assets.

The Strategy may not invest		The Strategy is diversified.
more than 5% of its total
assets in the securities of
any one issuer (other than
U.S. Government securities,
repurchase agreements
relating thereto, and
securities of other
investment companies),
although up to 25% of the
Strategys total assets may
be invested without regard
to this restriction.

The Strategy may not invest		The Strategy may not concentrate
more than 25% or more of its		investments in an industry, as
total assets in the			concentration may be defined
securities of any one			under the 1940 Act or the
industry.				rules and regulations
					thereunder (as such statute,
					rules or regulations may be
					amended from time to time) or by
					guidance regarding,
					interpretations of, or exemptive
					orders under, the 1940 Act or the
					rules or regulations thereunder
					published by appropriate
					regulatory authorities.

Non-fundamental Investment Policies:

The Strategy may invest up		Restriction eliminated.
to 10% of its net assets
in convertible securities.

The Strategy may write covered		Restriction eliminated.
exchange-traded call options
on its securities up to 15% of
its total assets, and purchase
exchange-traded call and put
options on common stocks up
to 10% of its total assets.

Related non-fundamental policy:		Related non-fundamental policy:

The Strategy will not purchase		Restriction eliminated.
put and call options if as a
result more than 10% of its
total assets would be
invested in such options.

The Strategy may make short		Restriction eliminated.
sales of securities or
maintain a short position,
but only if at all times
when a short position is
open not more than 33% of
its net assets is held as
collateral for such short
sales.

The Strategy may invest up		Restriction eliminated.
to 5% of its total assets
in rights or warrants.

The Strategy may invest			The Strategy will limit its
up to 15% of its net			investment in illiquid securities
assets in illiquid securities.		to no more than 15% of net
					assets or such other amount
					permitted by guidance
					regarding the 1940 Act.

Related non-fundamental policy:		Related non-fundamental policy:

Investment in non-publicly traded	Restriction eliminated.
securities is restricted to 5%
of the Strategys total assets
(not including for these
purposes Rule 144A securities,
to the extent permitted by
applicable law) and is also
subject to the Strategys
restriction against investing
more than 15% of total assets
in illiquid securities.

The Strategy may make loans		The Strategy may lend
of portfolio securities up		portfolio securities to the
to 33-1/3% of its total			extent permitted under the
assets (including collateral		1940 Act or the rules and
for any security loaned).		regulations thereunder
					(as such statute, rules or
					regulations may be amended from
					time to time) or by guidance
					regarding, interpretations of,
					or exemptive orders under, the
					1940 Act.

The Strategy generally may		Restriction eliminated.
not invest more than 10% of
its total assets in asset-
backed securities without
obtaining appropriate
regulatory relief.

The Strategy may, with the		The Strategy may invest in
approval of the Strategys		the securities of other
Trustees and upon obtaining		investment companies, including
such exemptive relief from		exchange-traded funds, to
the SEC as may be necessary,		the extent permitted under
invest in shares of one or		the 1940 Act or the rules
more other investment			and regulations thereunder
companies advised by Alliance.		(as such statute, rules
					or regulations may be amended
					from time to time) or by
					guidance regarding,
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.

					The Strategy may not purchase
					securities on margin, except
					(i) as otherwise provided
					under rules adopted by the SEC
					under the 1940 Act or by
					guidance regarding the 1940
					Act, or interpretations
					thereof, and (ii) that the
					Strategy may obtain such short-
					term credits as are necessary
					for the clearance of portfolio
					transactions, and the Strategy
					may make margin payments in
					connection with futures contracts,
					options, forward contracts,
					swaps, caps, floors, collars
					and other financial instruments.